SALE/LICENSE AGREEMENT

This Agreement is made as of this 8th day of December, 2008 by and between BioCide Pharma, Inc. ("BioCide") and Symbollon Pharmaceuticals, Inc. ("Symbollon").

Symbollon is the owner of certain proprietary technology relating to topical iodine.  BioCide wishes to purchase certain proprietary technology and obtain a license from Symbollon to certain other proprietary technology of Symbollon for the manufacture, use and sale of products in such designated field, all on the terms and conditions set forth in this Agreement.  Accordingly, the parties hereby agree as follows:

Article 1 - Definitions

For purposes of this Agreement, the following capitalized terms shall have the following definitions:

1.01	"Effective Date" means the date first written above.

1.02	"Field" means the upper respiratory tract, inclusive of antimicrobial products which may be used in the mouth and throat region.

1.03	"FDA" means U.S. Food and Drug Administration or any successor entity thereto.

1.04
"Licensed Patents" means all of Symbollon's rights in and under patents and patent applications applicable to the Field and one or more valid claims of which covers any Product or method of using or manufacturing any Product, as follows:   (a) the patents and patent applications listed in Exhibit A, as well as all patents issuing therefrom, (b) any other future iodine-based patent or patent application in which Symbollon acquires any property interest or license rights (but only to the extent such rights may by their terms be further assigned to BioCide hereunder; provided that Symbollon agrees to exercise Reasonable Commercial Efforts to obtain the right to sublicense any license rights that may be acquired in the future), and (c) any divisions, continuations or continuations in part of the patents or patent applications set forth above, including any reissue, re-examination, re-registration or extension.  Symbollon shall promptly notify BioCide from time to time as new patent applications are filed or patents are issued which fall within the definition of Licensed Patents.  Exhibit A shall be updated from time to time to reflect any Licensed Patents which arise following the date hereof, and to delete any patent rights, whether owned or licensed, which do not include one or more valid claims covering any Product or method of using any Product.

1.05
“Patent Rights” shall mean the United States Patent Application No. 20070298126 entitled “Method for the eradication of pathogens including S. aureus and antibiotic resistant microbes from the upper respiratory tract of mammals and for inhibiting the activation of immune cells” and the Memorandum of Invention dated January 5, 2006 entitled “Method for in situ generation of molecular iodine using nanoparticle factories”, identifying Richards as inventor; and all continuations, continuation-in-parts, divisions and extensions and all foreign counterparts thereof.

1.06	"Product" means any product intended to kill pathogens in the Field which is based on the Patent Rights, the Licensed Patents, or Proprietary Information of Symbollon.

1.07
"Proprietary Information" means all technical information, data, techniques, knowledge, skill, know-how, experience, trade secrets, developments, formulae, processes, materials and other information of a party which is disclosed or transferred from one party to the other or developed in the course of performance under, or during the term of, this Agreement, including by way of illustration and not limitation, designs, drawings, documents, models and other similar information.  "Proprietary Information" shall not include any of the foregoing that are  (i) in the possession of the receiving party at the time of disclosure as shown by the receiving party’s files and records immediately prior to the time of disclosures; (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any improper inaction or action of a party under an obligation of confidentiality; or (iii) lawfully obtained by the receiving party from sources independent of the disclosing party, which sources have a lawful right to disclose such information.

1.08
"Reasonable Commercial Efforts" means efforts no less diligent than either party customarily exercises under similar circumstances of its own consistent with good business judgment, or if no prior similar circumstances have occurred, then such efforts should be commercially reasonable in light of existing circumstances and consistent with good business judgment.

1.09           “Territory” shall mean the World.

Article 2 - BioCide License

2.1           Basic Grant.  Subject to the terms and conditions of this Agreement, Symbollon grants to BioCide a sole and exclusive license under the Licensed Patents and Symbollon's Proprietary Information relating to iodine to make, have made on behalf of BioCide, use, offer to sell, sell and import Products in the Territory for use in the Field, with the right to grant sublicenses.  Such license shall include a right to reference and use of such Symbollon data, including all animal studies and in vivo data, as may be required to support the commercialization of Products in the Field.

2.2           Symbollon Retained Rights.  Symbollon shall be free to pursue the research, development, manufacture and distribution of any product which incorporates Symbollon's proprietary iodine technology, independently or in cooperation with a third party, in any way whatsoever outside of the exclusive license granted to BioCide.

2.3           Recording.  BioCide shall have the right to index a summary of this Agreement acceptable to both parties in the assignment records of the U.S. Patent and Trademark office.

Article 3 - Sale of Patent Rights

3.1           Transfer of Patent Rights.  Subject to the terms and conditions of this Agreement, on the Effective Date Symbollon shall assign all right, title and interest in the Patent Rights to BioCide by executing and delivering to BioCide the patent assignment in the form attached hereto as Exhibit B.  Symbollon agrees to execute any and all documents necessary to effectuate such transfer of the Patent Rights to BioCide.

3.2           Rights Outside Field.  The parties agree that to the extent the Patent Rights include claims relevant to product opportunities outside the Field that such extraneous claims shall be either bifurcated into a separate patent which Symbollon shall retain ownership of or BioCide shall provide an exclusive license to Symbollon to practice under such claims outside the Field.

3.3           Legal Fees.  BioCide agrees to assume and become legally responsible for all outstanding patent legal fees and other patent expenses incurred by Symbollon in the prosecution of the Patent Rights.

Article 4 – Issuance of Stock

4.1           Issuance of Stock.  In consideration of the transfer of all right, title and interest in the Patent Rights to BioCide and the license granted hereunder, BioCide shall issue 625,000 shares of its common stock to Symbollon pursuant to the stock purchase agreement in the form attached hereto as Exhibit C.

4.2           Negative Covenants.  Until the earlier of (i) BioCide has raised $1,250,000 in equity financing or (ii) January 1, 2011, BioCide shall not, directly or indirectly, sell, transfer or assign the Patent Rights or any interest therein except in conjunction with an assignment of this Agreement pursuant to Article 9, and BioCide shall not, directly or indirectly, create, incur, assume or suffer to exist any lien, security interest or encumbrance of any nature on the Patent Rights.

Article 5 – Proprietary Information

All Proprietary Information which is disclosed by one party to the other during the term of this Agreement shall be maintained in confidence by the receiving party and shall not be disclosed by the receiving party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing party, except to the extent that such Proprietary Information:

(a)	is required to be disclosed to governmental agencies in order to gain approval to sell Products, or
(b)
is necessary to be disclosed to agents, consultants and/or other third parties for the research, development and/or marketing of Products, which entities first agree in writing to be bound by the confidentiality obligations contained in this Agreement.

The confidentiality obligations of the parties hereunder shall continue in full force and effect for a period of five (5) years following the termination of this Agreement.

Article 6 - Ownership of Intellectual Property

6.1           General Intent.  In furtherance of the research and development work to be conducted by BioCide and subject to the terms set forth herein, the parties will exchange Proprietary Information.  Except as expressly set forth herein, no licenses or other transfers of ownership are granted under this Agreement, and each party shall retain all right, title and interest to its Proprietary Information.

6.2           Symbollon's Retained Rights in Patent Rights.  BioCide hereby grants Symbollon a permanent, exclusive license (which license shall survive any termination of this Agreement) to practice under the Patent Rights transferred to BioCide pursuant to Section 3.1 and to make, use and sell products utilizing such Patent Rights outside the Field on a royalty-free basis.

6.3           License Upon Termination.  In the event this Agreement is terminated by BioCide pursuant to Section 10.2, Symbollon hereby grants BioCide a fully paid-up, permanent, non-exclusive license to practice under any Licensed Patents or Proprietary Information owned by Symbollon in the Field in the Territory.

Article 7 - Warranties/Indemnification/Insurance

7.1           Representations and Warranties.  Each party represents and warrants to the other that (a) it has the full right, power and authority to execute, deliver and perform this Agreement, and (b) the terms of this Agreement do not conflict with any other agreement, order or judgment to which such party is a party or by which it is bound.  Symbollon represents and warrants to BioCide that, to the best of its knowledge as of the Effective Date, there are no third parties who are infringing the Patent Rights or the Licensed Patents existing as of the Effective Date; the practice of the Patent Rights, the Licensed Patents and/or Symbollon’s Proprietary Information in the Territory does not infringe any rights of third parties; and Symbollon has prosecuted all patent applications within the Patent Rights in good faith and has no reason to believe that any claims within the Patent Rights and the Licensed Patents would be invalid.

7.2.           Disclaimer.  No license is granted except as expressly provided herein, and no license in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.  EXCEPT AS OTHERWISE PROVIDED HEREIN, SYMBOLLON DOES NOT WARRANT THE VALIDITY OF THE PATENT RIGHTS OR THE LICENSED PATENTS AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF THE PATENT RIGHTS OR THE LICENSED PATENTS.

7.3           Additional Covenants.

(a)
BioCide.  BioCide covenants and agrees with Symbollon that (a) BioCide shall take all Reasonable Commercial Efforts within its control to develop and commercialize Products, (b)  all Products manufactured by BioCide shall conform to applicable Regulatory Approvals and Good Manufacturing Practices of the FDA, (c) BioCide shall exert its Reasonable Commercial Efforts to manufacture, promote, sell and distribute each and every Product which receives Regulatory Approval for marketing in the Territory, and (d) BioCide shall take all Reasonable Commercial Efforts within its control to prohibit use of any Product for any application outside the Field.

(b)
Symbollon.  Symbollon covenants and agrees with BioCide that Symbollon shall take all Reasonable Commercial Efforts within its control (including requiring its licensee(s) to so agree) to prohibit use of any of its products in the Territory for any application inside the Field.

7.4           Indemnification.  Each party shall indemnify, defend and hold harmless the other party, its directors, officers, employees and agents and their respective successors, heirs and assigns (the "Indemnitees") against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments relating to, or arising out of (a) any breach of the indemnifying party's representations, warranties, agreements or covenants in this Agreement, including without limitation the confidentiality obligations set forth in Article 5, and (b) any other activities to be carried out by the indemnifying party, its Affiliate(s) or agents (including, without limitation, with respect to BioCide, the design, clinical testing, production, manufacture, sale, use, release or promotion by BioCide or by any Affiliate or agent of BioCide, of any Product or process or service).

7.5           Insurance.  At all such times as any Product is being tested, distributed or sold by BioCide or any Affiliate, sublicensees or agents of BioCide, BioCide shall, at its sole cost and expense, procure and maintain policies of product liability insurance in such scope and coverage consistent with commercially reasonable practices normally exercised under similar circumstances consistent with good business judgment.  BioCide shall provide Symbollon with written notice of such insurance coverage upon request by Symbollon.  BioCide shall provide Symbollon with written notice immediately upon receipt by BioCide of notice of any pending cancellation, non-renewal or material change in such insurance, and shall obtain replacement insurance providing comparable coverage prior to any such cancellation, non-renewal or material change.  BioCide shall maintain such product liability insurance beyond the expiration or termination of this Agreement during (a) the period that any Product or process or service relating thereto is being tested, distributed or sold by BioCide or by any Affiliate, sublicensee or agent of BioCide and (b) a reasonable period after the period referred to in the preceding clause (a).

7.6           Additional Indemnification Obligations.    In the event any action is commenced or claim made or threatened against one or more of the Indemnitees as to which a party to this Agreement may be obligated to indemnify it or them or hold it or them harmless, such Indemnitee(s) shall promptly notify such party of such event.  Such party shall assume the defense of, and may settle (with the applicable Indemnitee's consent, such consent not to be unreasonably withheld), with counsel of its own choice (reasonably acceptable to the other party to this Agreement and the applicable Indemnitee(s)) and at its sole expense such claim or action.  Any Indemnitee may participate in the defense of any such claim or action with counsel of its own choice at its own expense.  No party shall be liable to the other party or other Indemnitee(s) on account of any settlement of any such claim or action effected without its prior written consent, which shall not be unreasonably withheld.  Notwithstanding any provision herein to the contrary, BioCide shall take no action relating to, and Symbollon may withhold its consent in its sole discretion to, the settlement of any matter which may affect the Patent Rights (until the earlier of (i) such time as BioCide raises $1,250,000 in equity financing or (ii) January 1, 2011), the Licensed Patents or Symbollon's Proprietary Information; provided that if Symbollon withholds its consent, then Symbollon agrees to share thereafter 50/50 in any subsequent expenses attributable to such claims made or settlement paid by BioCide, including without limitation fees paid to outside counsel or a consultant, and reasonable travel expenses, but not including any part of any salary of any employee of BioCide.

Article 8 - Infringement and Trademarks

8.1           Notice of Infringement.  Each party shall promptly notify the other in writing of any infringement of a patent within the Patent Rights or the Licensed Patents of which they become aware in the Field.  During the term of this Agreement, Symbollon shall have the first right at its expense to institute and control all actions brought for infringement of the Patent Rights (until the earlier of (i) such time as BioCide raises $1,250,000 in equity financing or (ii) January 1, 2011) or the Licensed Patents when, in Symbollon's sole judgment, such action may be reasonably necessary, proper and justified.  In the event Symbollon declines within ninety (90) days of its receipt of such notice of infringement to either (a) cause infringement to cease or (b) initiate legal proceedings against the infringer, BioCide may upon notice to Symbollon initiate legal proceedings against the infringer in the Field in the Territory at BioCide's expense.

8.2           Control, Cost and Cooperation in Infringement Actions. In the event either party shall initiate or carry on legal proceedings to enforce the Patent Rights or the Licensed Patents covered by this Article 8, the other party shall be offered at the outset of such proceedings an opportunity to share 50/50 in all related expenses of such proceedings, including without limitation fees paid to outside counsel or a consultant, and reasonable travel expenses, but not including any part of any salary of any employee of such party.  In the event either party shall initiate or carry on legal proceedings to enforce the Patent Rights or the Licensed Patents against an alleged infringer, the other party shall fully cooperate with, and supply all reasonable assistance requested by, the party initiating or carrying on such proceedings.  The party that institutes any suit to protect or enforce the Patent Rights or the Licensed Patents shall have control of that suit, subject to the rights of the other party to be kept informed of all material decisions relating to such suit prior to their implementation, and shall bear the reasonable expenses incurred by said other party in providing such assistance and cooperation as is requested pursuant to this Section.  Notwithstanding any provision herein to the contrary, (a) legal proceedings initiated or carried on by BioCide shall be in BioCide's name, provided that Symbollon shall permit proceedings to be brought and maintained in its name or shall permit Symbollon to be joined as a party to an action if required by law and (b) in no event shall there be a settlement of an infringement action relating to the Patent Rights (until the earlier of (i) such time as BioCide raises $1,250,000 in equity financing or (ii) January 1, 2011) or the Licensed Patents without the prior written consent of Symbollon, which consent shall not be unreasonably withheld.

8.3           Recoveries Against Infringer.  Any recovery obtained by either party as the result of legal proceedings covered by this Article 8 to enforce the Patent Rights or the Licensed Patents in the Field in the Territory against an alleged infringer, whether obtained by settlement or otherwise, shall allocated between the parties in accordance with their sharing of the expenses of such proceedings.

8.4           Trademarks.  During the term of this Agreement, BioCide shall have the right to promote and sell Products under the license granted to it pursuant to Section 2.1 under trademarks selected by BioCide, which trademarks shall be and remain, subject to Section 10.4, the property of BioCide.

Article 9 - Assignability

Except as expressly set forth in this Agreement, this Agreement shall not be assignable by BioCide without the prior written consent, which consent shall not be unreasonably withheld, of Symbollon and any attempt to assign (directly or indirectly) this Agreement, without such consent shall be void from the beginning.  BioCide may assign this Agreement without Symbollon's consent to any purchaser of, or successor in interest to, all or substantially all of BioCide's business to which this Agreement relates if, and only if, the intended successor or purchaser agrees in writing (a) to accept and be bound by all of the terms and conditions of this Agreement and (b) to devote at least the same efforts and resources to performance hereunder as BioCide exerted immediately before the assignment.  Symbollon may assign this Agreement if such assignee agrees in writing to accept and be bound by all of the terms and conditions of this Agreement.

Article 10 - Term and Termination

10.1           Term.  This Agreement will become effective on the Effective Date and, unless terminated under another specific provision of this Agreement, will remain in effect until, and terminate upon the later to occur of the expiration of the Patent Rights or the Licensed Patents.  If, and only if, this Agreement terminates pursuant to this Section 10.1, BioCide shall be entitled to sell Products developed and commercialized during the term of this Agreement in the Field in the Territory royalty free of any license for Symbollon’s know-how to develop such Products.

10.2           Termination Events ..  Upon the occurrence of any of the events set forth below, either party, as applicable, shall have the right to terminate this Agreement by giving written notice of termination, to be effective as described herein:

(a)   if the other party (i) applies for or consents to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets, (ii) makes a general assignment for the benefit of creditors, (iii) is adjudicated a bankrupt or insolvent, (iv) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or any answer admitting the material allegations of the petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (v) takes corporate action for the purpose of effecting any of the foregoing; or

(b)  an order or judgment or decree shall be entered, without the application, approval or a consent of the other party by any court of competent jurisdiction, approving a petition seeking reorganization of such party or appointing a receiver, trustee or liquidator of such party, or all or a substantial part of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

10.3           Termination by Symbollon.  Symbollon may terminate this Agreement by giving BioCide a notice of termination if (i) BioCide fails to raise $250,000 in equity financing prior to December 31, 2009 or (ii) BioCide fails to raise $1,250,000 in equity financing prior to December 31, 2010.  Such notice shall be deemed by the parties to be final and, immediately upon receipt of such notice of termination, Symbollon shall have the right to begin negotiations, and enter into agreements, with others concerning Products, the Patent Rights, the Licensed Patents and Symbollon's Proprietary Information in the Field.

10.4           Effects of Termination.  If this Agreement is terminated by Symbollon pursuant to Section 10.2 or Section 10.3, upon such termination, the Patent Rights, and all Regulatory Filings and Regulatory Approvals then owned by BioCide with respect to any Product being developed or commercialized shall be assigned to Symbollon without charge and free of any and all liens, claims, security interests and other encumbrances (except as may have been incurred in the ordinary course of business and if so incurred, must be removed by BioCide, at its sole cost and expense, prior to transfer or upon notice thereof), and BioCide agrees to execute all such further documents as may be reasonably required to effect such assignment.  If this Agreement is terminated by BioCide pursuant to Section 10.2, upon such termination, Symbollon hereby grants BioCide a fully paid-up, permanent, non-exclusive license to practice under any Licensed Patents or Proprietary Information owned by Symbollon in the Field in the Territory.  No exercise by either party of any right of termination shall constitute a waiver of any right of that party for recovery of any monies then due to it hereunder or any other right or remedy such party may have at law, in equity or under this Agreement.

10.5           Survival.  Termination of this Agreement for whatever reason shall be without prejudice to the settlement of the rights and obligations of the parties arising out of this Agreement prior to the date of termination, including, without limitation:  (a) obligations of insurance, defense and indemnity under Article 7, (b) any cause of action or claim accrued or to accrue because of any breach or default by the other party hereunder, (c) obligations of confidentiality under Article 5, (d) obligations upon termination to transfer the Patent Rights, and all trademarks, Regulatory Filings and Regulatory Approvals then owned by BioCide under Section 10.4 and (e) all of the terms, provisions, representations, rights and obligations contained in this Agreement that by their sense and context are intended to survive until performance thereof by either or both parties.

Article 11 - Miscellaneous

11.1           Notices.  Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the United States mail, certified or registered with return receipt, or sent by courier requiring proof of receipt, addressed as follows:

To Symbollon:

Symbollon Pharmaceuticals, Inc.
37 Loring Drive
Framingham, MA  01702
Telephone:  (508)-620-7676
Fax:  (508)-620-7111
Attention:  President

 To BioCide:

BioCide Pharma, Inc.
44 Codman Drive
Sudbury, MA  01776
Telephone:  (978) 440-8292
Fax:  (978) 440-8293
Attention:  President

or to such other address as either party shall designate by written notice, similarly given, to the other party.  If sent by telex, facsimile or other electronic media, an original confirmation copy must be sent within thirty days by means listed above.

11.2           Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts (without regard to conflict of law provisions); except that questions affecting the construction and effect to any patent shall be determined by the law of the country in which the patent has been granted.  Any claim or controversy arising out of or related to this contract or any breach thereof shall be submitted to United States District Court, District of Massachusetts, and the parties hereby consent to the jurisdiction and venue of such courts.

11.3           Waiver.  Except as specifically provided for herein, the waiver from time to time by either party of any of its rights or a party's failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

11.4           Enforceability.  If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to the parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, and in the event that the parties are unable to agree upon a reasonable acceptable alternative, then the parties agree that a submission to arbitration shall be made to establish an alternative to such invalid or unenforceable term, covenant or condition of this Agreement or the application thereof, it being the intent that the basic purposes of this Agreement are to be effectuated.

11.5           Entire Agreement and Amendment.  This Agreement contains the entire understandings of the parties with respect to the matters contained herein, and supersedes all prior agreements, oral or written, and all other communication between them relating to the subject matter hereof.  The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized officers of both parties hereto.

11.6           Independent Contractor.  Nothing herein shall be deemed to establish a relationship or principal and agent between BioCide and Symbollon, nor any of their respective agents or employees, for any purpose whatsoever.  This Agreement shall not be construed as constituting BioCide and Symbollon as partners, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party.

11.7           Headings.  The headings of the several Articles and sections of this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.8           Further Instruments.  Each party agrees to execute, acknowledge and deliver such further instruments and to do all such further acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.9           Force Majeure.  Performance of a party's obligations hereunder may be delayed if (a) such performance is delayed by causes beyond that party's reasonable control, including, but not limited to, acts of God, war, riot, epidemics, fire, flood, insurrection, or acts of civil or military authorities, and (b) such delaying party is at all times working diligently to correct the matter causing the delay and otherwise performing as required under the Agreement.  Notwithstanding the foregoing, the parties shall remain liable for all obligations incurred by them prior to any termination of this Agreement.

11.10                      Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  One or more counterparts may be delivered via telecopier and any such telecopied counterpart shall have the same force and effect as an original counterpart hereto.

11.11                      Exhibits and Schedules.  The following Exhibits and Schedules are attached hereto and incorporated herein by reference:

Exhibits	Subject Matter
A	Patents and Patent Applications
B	Form of Patent Assignment
C	Stock Purchase Agreement

IN WITNESS WHEREOF the parties have executed this Agreement as an instrument under seal as of the date and year first written above.

SYMBOLLON PHARMACEUTICALS, INC.                                         BIOCIDE PHARMA, INC.

By:_/s/ Paul C. Desjourdy___                                                                  By:__/s/ James C. Richards_____
      Paul C. Desjourdy,                                                                                    James C. Richards,
      President                                                                                                    President

EXHIBIT A

Listing of United States Patents

Patent Number	Title	Issue Date
5,055,287	“Methods to Control Color During Disinfecting Peroxidase Reactions”	October 8, 1991
5,227,161	“Method to Clean and Disinfect Pathogens on the Epidermis by Applying a Composition Containing Peroxidase, Iodide Compound and Surfactant”	July 13, 1993
5,370,815	“Viscous Epidermal Cleaner and Disinfectant”	December 6, 1994
5,419,902	“Method for Inactivating Pathogens”	May 30, 1995
5,629,024	“Method of Forming an Iodine Based Germicide Composition”	May 13, 1997

5,639,481	“Method for the Therapeutic Treatment of a Mammalian Eye”	June 17, 1997

5,648,075	“Iodine Based Germicidal Composition”	July 15, 1997

5,772,971	“Iodine-Based Microbial Decontamination System”	June 30, 1998

5,849,291	“Ophthalmic Non-Irritating Iodine Medicament”	December 15, 1998

5,962,029	“Iodine Germicides that Continuously Generate Free Molecular Iodine”	November 5, 1999
Re 36,605	“Reissue of 08/963,900 Method to Clean and Disinfect Pathogens”	March 7, 2000
6,261,577	“Non-Staining Topical Iodine Composition”	July 17, 2001
6,432,426	“Non-Staining Topical Iodine Composition and Method”	August 13, 2002

EXHIBIT B

Form of Patent Assignment

ASSIGNMENT OF PATENT APPLICATIONS
UNITED STATES OF AMERICA

WHEREAS,  SYMBOLLON PHARMACEUTICALS, INC.  of  37 Loring Drive, Framingham, MA 01702-8768, is owner of U.S. Patent Application Serial No. 11/473,759, filed on June 22, 2006 entitled “Method for the Eradication of Pathogens Including S. Aureus and Antibiotic Resistant Microbes from the Upper Respiratory Tract of Mammals and for Inhibiting the Activation of Immune Cells”, all corresponding international patent applications including PCT No US2007/014456 and national applications derived therefrom, Indian Patent Application No. 1425/DEL/2007 and Taiwanese Patent Application Serial No. 96142696.

WHEREAS,   BioCide Pharma, Inc.  (hereinafter “Assignee”) of  44 Codman Drive, Sudbury, MA 01776-1745, is desirous of acquiring the entire right, title and interest in the aforementioned patent applications from Symbollon Pharmaceuticals, Inc.; and

WHEREAS, there is no other assignment, sale or encumbrance entered into previously by Symbollon Pharmaceuticals, Inc. which would in any manner affect this assignment.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Symbollon Pharmaceuticals, Inc. does hereby sell, assign, transfer and set over unto Assignee, its successors and assigns, its entire right, title and interest in these patent applications, the same to be held and enjoyed by said Assignee for its own use, and for its legal representatives and assigns, to the full end of the term for said patents granted on these patent applications, as fully and entirely as the same would have been held by Symbollon Pharmaceuticals, Inc. had this assignment and sale not been made.

IN TESTIMONY WHEREOF, Symbollon Pharmaceuticals, Inc. has affixed its name below, by its duly authorized representative this 8th day of December, 2008.

SYMBOLLON PHARMACEUTICALS, INC.

By________________________________
    Paul C. Desjourdy, President

EXHIBIT C

Stock Purchase Agreement

[Form of agreement attached hereto]

STOCK PURCHASE AGREEMENT

This Agreement dated as of December 8, 2008 is entered into by and between BioCide Pharma, Inc., a Nevada corporation, residing at 44 Codman Drive, Sudbury, Massachusetts 01776 (the “Company”), and Symbollon Pharmaceuticals, Inc., a Delaware corporation (“Symbollon”), residing at 37 Loring Drive, Framingham, Massachusetts 01702 (Symbollon and any subsequent valid and permitted transferee, shall hereinafter be collectively referred to as the “Purchaser”).  Certain other terms are defined in Section 9 below.

A.  The Company and Symbollon have entered into a Sale/License Agreement of even date herewith (the “Sale/License Agreement”) pursuant to which the Company and Symbollon have provided for the transfer of certain patent rights and license of other proprietary information relating to product opportunities in the upper respiratory tract;

B.  In connection with the execution and delivery of the Sale/License Agreement, the Purchaser is acquiring shares of the Company’s Common Stock, $.00001 par value per share (the “Common Stock”) upon the terms and conditions hereinafter described.

In consideration of the mutual promises and covenants contained in the Agreement, the parties hereto agree as follows:

1.           Authorization and Sale of Shares.

1.1           Authorization.  The Company has, or before the Closing (as defined in Section 2) will have, duly authorized and taken all such corporate and other actions within its control as is necessary for the issuance, sale and delivery, pursuant to the terms of this Agreement, of 625,000 shares of Common Stock (the “Shares”).

1.2           Issuance of Shares.  Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2) the Company will issue to Symbollon, and Symbollon will receive the Shares as consideration for entering into the Sale/License Agreement.

2.           The Closing.  The closing of the sale and purchase of the Shares shall take place at the offices of the Company, or such other mutually agreeable location as the parties may deem appropriate, on the date hereof unless the parties shall otherwise agree in writing (the “Closing”).  The date of the Closing is hereinafter referred to as the “Closing Date”.  At the Closing, the Company shall deliver to Symbollon certificates for the number of Shares being purchased by Symbollon, registered in the name of Symbollon, against the consideration provided in the Sale/License Agreement.

3.           Representations of the Company.  The Company hereby represents and warrants to Symbollon as follows:

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3.1           Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated hereby.  The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

3.2           Capitalization.  The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares of the Common Stock, of which 625,000 shares of the Common Stock are outstanding as of the date hereof without taking into effect the transactions contemplated by this Agreement.  As of the date of this Agreement, there are no warrants, options or other rights to purchase or acquire Common Stock outstanding.  All shares outstanding on the date hereof are duly authorized, validly issued and fully paid and nonassessable.  There are no preemptive rights, rights of first refusal, or other similar rights available to the existing holders of Common Stock or other securities of the Company.

3.3           Issuance of Shares.  The issuance, sale and delivery of the Shares have been, or will be on or prior to the applicable Closing Date, duly authorized by all necessary corporate action on the part of the Company.  The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of any liens or preemptive, rights of first refusal, or other similar rights (other than Applicable Securities Laws and the terms of this Agreement).

3.4           Authority for Agreement; No Conflicts.  The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by the Company, and is enforceable against it in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, receivership, fraudulent transfer, moratorium and similar laws affecting creditors’ rights, and the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court for which proceeding therefor may be brought.  The execution and delivery of this Agreement and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Articles of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is party or by which it or any of its properties is bound,  or violate any decree, judgment, order, statute, rule, regulation or other provision of law applicable to the Company, except in each case as would not result in a Material Adverse Effect.

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3.5           Governmental Consents.  No consents, approval, order or authorization of, or regulation, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the offer, issuance, sale and delivery of the Shares or the other transactions to be consummated at any Closing, as contemplated by this Agreement, except for compliance with the provisions of any laws as to which the failure to be made or obtained would not result in a Material Adverse Effect and such filings as shall have been made prior to and shall be effective on and as of the applicable Closing.

4.           Representations of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

4.1           Investment.  The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.  The Purchaser is an “Accredited Investor” within the meaning of Rule 501(a)(3) of Regulation D under the Securities Act.  The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.  The Purchaser will not transfer the Shares except in compliance with Applicable Securities Laws and the terms of this Agreement.

4.2           Power and Authority.  The Purchaser has the full power and authority to execute, deliver and perform this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

4.3           State of Jurisdiction.  The Purchaser represents and warrants that all matters and actions relevant to its considerations, evaluations or executions of this Agreement or the transactions contemplated hereby by its including, without limitation, the receipt of any offer to purchase, the receipt and review of any documents or other materials relevant hereto, the participation in any communications with the Company or any other party, and the consummation of the transactions contemplated hereby occurred solely in Massachusetts.

4.4           Independent Investigation.  The Purchaser has relied solely upon an independent investigation made by it and its representatives and has, prior to the date hereof, been given access to and the opportunity to examine all material contracts and documents of the Company.  The Purchaser has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Agreement and to purchase the Shares.  In making its investment decision to purchase the Shares, the Purchaser is not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement.

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4.5           Economic Risk.  The Purchaser understands and acknowledges that an investment in the Shares involves a high degree of risk.  The Purchaser acknowledges that there are limitations on the liquidity of the Shares.  The Purchaser represents that the Purchaser is able to bear the economic risk of an investment in the Shares, including a possible total loss of investment.  The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares to be received by the Purchaser; and that the Purchaser is sophisticated accredited investor with experience with development stage issuers engaged in biotech and pharmaceutical businesses.

4.6           No Conflicts.  The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Purchaser will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under any indenture, lease, agreement or other instrument to which the Purchaser is a party or by which it or any of its properties are bound, or violate any decree, judgment, order, statute, rule, regulation or other provision of law applicable to the Purchaser, which violation would prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement.

4.7           Governmental Consents.  No consents, approval, order or authorization of, or regulation, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the purchase of the Shares or the other transactions to be consummated at any Closing, as contemplated by this Agreement.

4.8           Brokers, Etc.  The Purchaser has dealt with no broker, finder, commission agent or person in connection with the offer or sale of the Shares and the transactions contemplated by this Agreement and neither the Purchaser nor the Company is under any obligation to pay any broker’s fees, finder’s fees, or other fees or commissions in connection with such transactions as a result of any action by the Purchaser.

5.           Conditions to the Obligations of the Purchaser at the Closing.  Notwithstanding anything to the contrary contained herein, the obligation of the Purchaser to purchase Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the Closing:

5.1           Accuracy of Representations and Warranties.  Each representation and warranty of the Company contained in Section 3 hereof shall be true on and as of Closing Date in all material respects with the same effect as though such representation and warranty had been made on and as of that date.

5.2           Performance.  The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Sale/License Agreement required to be performed or complied with by the Company prior to or at the Closing.

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5.3           Qualifications.  There shall not be in effect any law, rule or regulation prohibiting or restricting the sale and issuance of the Shares or requiring any consent or approval of any person or governmental entity which shall not have been obtained prior to the issuance of the Shares in the Closing.

5.4           Sale/License Agreement.  The Company and the Purchaser shall have executed and delivered the Sale/License Agreement, and that as of the Closing Date, the Sale/License Agreement shall be a validly existing agreement.

5.5           Funding.  The Company shall have received at least $50,000 in debt financing as of the Closing Date.

5.6           Proceedings and Documents.  All corporate or other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel and the Purchaser shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

5.7           Issuance of Shares.  The Company shall have taken all steps necessary to instruct its transfer agent to issue a share certificate or certificates representing the Shares issued in the Closing.

6.           Conditions to the Obligations of the Company. Notwithstanding anything to the contrary contained herein, the obligations of the Company to issue, sell and deliver at the Closing the Shares are subject to fulfillment, on or before the Closing Date, of each of the following conditions:

6.1           Accuracy of Representations and Warranties.  Each representation and warranty of the Purchaser contained in Section 4 hereof shall be true on and as of the Closing Date in all material respects with the same effect as though such representation and warranty had been made on and as of that date.

6.2           Performance.  The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Sale/License Agreement required to be performed or complied with by the Purchaser prior to or at the Closing.

6.3           Qualifications.  There shall not be in effect any law, rule or regulation prohibiting or restricting the sale and issuance of the Shares or requiring any consent or approval of any person or governmental entity which shall not have been obtained prior to the issuance of the Shares in the Closing.

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6.4           Sale/License Agreement.  The Company and the Purchaser shall have executed and delivered the Sale/License Agreement, and that as of the Closing Date, the Sale/License Agreement shall be a validly existing agreement.

6.5           Required Consideration.  The Purchaser shall have delivered in accordance with this Agreement and the Sale/License Agreement the consideration provided in the Sale/License Agreement pursuant to the terms of the Sale/License Agreement.

7.           Transfer Restrictions and Registration.

7.1           Legend.  Unless and until otherwise permitted, each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR BIOCIDE PHARMA, INC. IS FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.”

and any legend required by any applicable state securities laws.

7.2           Piggy-Back Registration Rights.  With regard to the Shares, if the Company at any time proposes to register under the Securities Act any of its Common Stock on any form on which the Shares may be included, except shares to be issued in connection with any acquisition of any entity or business, shares issuable upon the exercise of stock options or shares issuable pursuant to employee benefit plans, it will each such time give written notice to the Purchaser of its intention to do so.  If the Purchaser desires to have any of its Shares purchased hereunder included in such registration, it shall, within 20 days after it receipt of such notice from the Company, notify the Company of the number of shares which it desires to have so included and the manner in which it proposes to dispose of such Shares.  The Company will cause all such Shares requested to be registered by the Purchaser to be registered or qualified to the extent requisite to permit the sale or other disposition thereof in the manner described by the Purchaser; provided, however, that if, in connection with the offering of Common Stock pursuant to a registration under the Securities Act, such offering includes shares of Common Stock being sold by the Company and the managing underwriter shall impose a limitation on the number of shares of the Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution and such limitation is imposed pro rata with respect to all securities which have an incidental or “piggy back” rights to be included in the registration statement, then the Company shall be obligated to include in such registration statement only such limited portion of the Shares which it has been requested hereunder to include.

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In connection with any such offering, the Purchaser shall execute such agreements as the underwriters shall reasonably request, including without limitation “lock-up” agreements.

7.3           Non-public Information.  Notwithstanding anything to the contrary in this Section 7, the Company shall have the right (i) to defer the initial filing or request for acceleration of effectiveness of any registration or (ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of the Company, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning the Company disclosure of which at the time is not, in the opinion of the board of directors of the Company, (A) otherwise required and (B) in the best interests of the Company; provided however that the Company will use its commercially reasonable efforts to terminate such delay or suspension as soon as practicable.

7.4           Payment of Expenses.  The Company shall bear the expense (excluding underwriting commissions, dealers’ fees, brokers’ fees, concessions applicable to the Shares, legal fees and expenses of the Purchaser and any out-of-pocket expenses of the Purchaser) of all registrations pursuant to this Section 7.

7.5           Indemnification.  The Company hereby agrees to indemnify and hold harmless the Purchaser and any underwriter against all losses, claims, damages, liabilities and expenses (under the Applicable Securities Laws, or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any other document prepared and/or furnished to the Purchaser incident to such registration statements or prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein complete or not misleading except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission contained in information furnished in writing to the Company by the Purchaser expressly for use therein.  In connection with any registration statement in which the Purchaser is participating, and as a condition to the obligation of the Company to cause any Shares of the Purchaser to be included in a registration statement pursuant to this Section 7, the Purchaser will furnish to the Company in writing such information as shall reasonably be requested by the Company for use in any such registration statement or prospectus and will indemnify, severally and not jointly, the Company, its directors and officers, each person, if any, who controls the Company within the meaning of the Applicable Securities Laws, such underwriters and each person who controls such underwriters within the meaning of the Applicable Securities Laws, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus and necessary to make the statements therein complete or not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by the Purchaser expressly for use therein.

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Promptly after receipt by any person entitled to indemnity hereunder (the “Indemnified Party”) of notice of the commencement of any action in respect of which indemnity may be sought against another party hereunder (the “Indemnifying Party”) such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Indemnifying Party shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses as incurred insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party.  Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the employment of such counsel has been specifically authorized by the Indemnifying Party or (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding.  The Indemnifying Party shall not be liable to indemnify any person for any settlement of any such action effected without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld or delayed.

If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to the Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.6           Notice.  The Company shall provide notice to the Purchaser of any “stop order” or other notice affecting the Purchaser’s right to sell the Shares under any effective registration statement.

8.           Additional Covenants.

8.1           Board Representation.  So long as the Purchaser’s ownership in the Company equals or exceeds 10% of the outstanding equity of the Company, the Purchaser shall be entitled to appoint one board member of the Company’s board of directors.

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8.2           One Class of Stock.  So long as the Purchaser’s ownership in the Company equals or exceeds 10% of the outstanding equity of the Company, the Company shall be limited to one class of outstanding equity with equal voting rights per share without the prior consent of the Purchaser.

9.           Definitions.  When used in this Agreement, the following terms shall have the meanings indicated.

“Applicable Securities Laws” means the applicable Federal and state securities laws.

“Common Stock” means the Company’s Common Stock, $.00001 par value per share.

“Closing” shall have the meaning specified in Section 2.

“Sale/License Agreement” shall have the meaning specified on the first page hereof.

“Commission” means the Securities and Exchange Commission.

“Company” means BioCide Pharma, Inc., a Nevada corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” shall have the meaning specified in Section 7.5.

“Indemnifying Party” shall have the meaning specified in Section 7.5.

“Material Adverse Effect” means a material adverse effect on the business, prospects, condition (financial or otherwise), assets or results of operations of the Company taken as a whole.

“Purchaser” means Symbollon Pharmaceuticals, Inc., and any subsequent valid transferee.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning specified in Section 1.1.

10.           Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered in person with receipt acknowledged or mailed by first class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier, with receipt confirmed, or by telecopy and confirmed by telecopy answerback, addressed as follows:

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If to the Company:

BioCide Pharma, Inc.
44 Codman Drive
Sudbury, Massachusetts 01776
Telephone: (978) 440-8292
Telecopy: (978) 440-8293
Attn: President

 To the Purchaser:

Symbollon Pharmaceuticals, Inc.
37 Loring Drive
Framingham, MA 01702
Telephone:  (508) 620-7676
Fax:  (508) 620-7111
Attention:  President

or at such other address or addresses as may have been furnished in writing by any party to the other in accordance with the provisions of this Section 10.  Notices and other communications provided in accordance with this Section 10 shall be deemed delivered upon receipt.

11.           Entire Agreement.  This Agreement, together with the Exhibits and documents incorporated by reference herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

12.           Amendments and Waivers.  Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each party.  No waivers of or exceptions to any terms, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

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14.           Section Headings.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

15.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts.

17.           Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto, provided that Symbollon (and any subsequent permitted Purchaser) may not assign its rights hereunder without the prior written consent of the Company.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BIOCIDE PHARMA, INC.                                                                           SYMBOLLON PHARMACEUTICALS, INC.

By:________________________                                                            By:_______________________________
     James C. Richards,                                                                                          Paul C. Desjourdy.
     President                                                                                                           President

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